UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2007 (April 24, 2007)

Information Services Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Four Stamford Plaza
107 Elm Street
Stamford, CT 06902
(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 24, 2007, Information Services Group, Inc. (“ISG” or the “Buyer”) executed a Purchase Agreement (the “Purchase Agreement”) by and between ISG and MCP-TPI Holdings, LLC, a Texas limited liability company (“Seller”), pursuant to which ISG will acquire 100% of the shares of TPI Advisory Services Americas, Inc., a Texas corporation (“TPI” or the “Company”). This summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached as Exhibit 10.1 and incorporated herein by reference.

The Purchase Agreement provides that ISG will pay the Seller in cash an amount equal to the sum of $280 million plus an amount equal to the normalized cash and cash equivalents of the Company on the day immediately prior to the date of the Purchase Agreement, which the parties agree is equal to $5 million (the “Purchase Price”).  Seller will simultaneously apply a portion of the Purchase Price to pay off the Company’s indebtedness in full.  There is no working capital or other post-closing purchase price adjustment.  The cash generated by the Company between signing of the Purchase Agreement and the closing date will remain in the Company for the benefit of the Buyer.  If the closing does not occur within six months, ISG will pay additional consideration of $50,000 per day commencing on October 24, 2007 through and including the closing date.  Of the purchase price, $15 million will be placed into an escrow account to support the Seller’s indemnification obligations, with $7.5 million being released 12 months after the closing and the remainder being released 18 months after the closing.

The Purchase Price will be paid with: (i) at least $220 million of cash currently held in a trust account established in connection with ISG’s initial public offering and (ii) proceeds from debt financing pursuant to debt commitment letters obtained from Deutsche Bank Securities Inc.  In connection with the proposed transaction, Evercore Group LLC provided a fairness opinion to the Board of Directors of ISG.

The Purchase Agreement contains representations and warranties of the Seller relating to: (a) due organization and good standing; (b) authorization of transaction; (c) subsidiaries; (d) government filings; (e) capital structure; (f) financial statements; (g) no conflict or violation; (h) legal proceedings; (i) personal property; (j) real property; (k) taxes; (l) absence of certain changes; (m) material contracts; (n) labor; (o) compliance with law; (p) undisclosed liabilities; (q) employee benefit plans; (r) intellectual property; (s) brokers’ fees; (t) customers; (u) affiliate transactions; (v) insurance; (w) proxy statement; and (x) disclaimer of warranties.

The Seller has agreed to cause the Company to operate in the ordinary course and to refrain from taking certain material prohibited actions (including the payment of dividends) without obtaining the Buyer’s prior written consent (which shall not be unreasonably withheld).  Until the termination of the Purchase Agreement, (i) the Seller has agreed not to solicit or pursue an alternative proposal to acquire the Company and (ii) ISG has agreed not to enter into any confidentiality agreement with respect to any other potential acquisitions without the written consent of the Seller (which shall not be unreasonably withheld).  The parties have agreed to use reasonable best efforts to consummate the transaction, including reasonable best efforts by ISG to obtain the debt financing and the requisite stockholder approval.  The Seller has agreed not to make claims against ISG’s trust fund.

The obligations of each party to consummate the transaction are subject to the following closing conditions: (i) accuracy of representations and warranties of the other party; (ii) compliance by the other party with its covenants and obligations; (iii) the expiration of the waiting period under the HSR Act; and (iv) no statute, rule, regulation or order of any governmental entity which prohibits the consummation of the transaction.  In addition, the obligation of ISG to consummate the transaction is also subject to an absence of a material adverse effect on the Company and subject to obtaining the approval of its stockholders with respect to the transaction (and holders of 20% or more of ISG common stock shall not have exercised their right to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust fund).

The Purchase Agreement may be terminated at any time prior to the closing, as follows: (i) by mutual written consent of each party; (ii) by either party if the transaction has not been consummated by February 24, 2008; (iii) by the Seller if a request for additional information and documentary material pursuant to the HSR Act has been received; (iv) by the Seller if the Deutsche Bank debt commitment letter has been terminated or becomes unavailable and Buyer has not obtained replacement financing commitments within 45 days; (v) by either party, if the Buyer’s stockholders do not approve the Purchase Agreement at the stockholders meeting (or if holders of 20% or more of ISG common stock exercise their conversion rights); or (vi) by Seller, if the Buyer materially breaches its covenants relating to the proxy statement (which remains uncured for 30 days).  If the Purchase Agreement is terminated due to the Buyer’s stockholders not approving the transaction (or due to the exercise of conversion rights by stockholders of Buyer) or due to Buyer’s material breach of the covenant relating to the proxy statement or if Buyer fails to effect the closing within 10 days after all of the closing conditions have been satisfied, Buyer will reimburse $500,000 of Seller’s expenses.

If the closing occurs, each party has agreed to indemnify the other party against damages arising out of any inaccuracy of such party’s representations and warranties (subject to a deductible of $1.5 million) and any breaches of such party’s covenants and agreements.  The aggregate amount of damages for which either party is liable shall not exceed $15 million (or, in the case of damages claimed by ISG, the amount in the escrow account).

Assuming the acquisition is consummated, ISG will no longer be a blank-check, or special purpose acquisition corporation. If ISG does not complete the acquisition, it will continue as a blank check company until it finds another suitable company to acquire or the trust account is liquidated as part of its overall plan of dissolution and liquidation and ISG shall cease to operate as a public blank check company.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, ISG will file with the Commission a proxy statement which will be mailed to the stockholders of ISG.  ISG’s stockholders are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about the acquisition of TPI. ISG stockholders will be able to obtain a free copy of such filings at the Commission’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to ISG, Four Stamford Plaza, 107 Elm Street, Stamford, CT, 06902.

ISG and its officers and directors may be deemed to have participated in the solicitation of proxies from ISG’s stockholders in favor of the approval of the acquisition. Information concerning ISG’s directors and executive officers is set forth in the publicly filed documents of ISG. Stockholders may obtain more detailed information regarding the direct and indirect interests of ISG and its directors and executive officers in the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed with the SEC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits.

10.1                           Purchase Agreement by and between MCP-TPI Holdings, LLC and Information Services Group, Inc., dated as of April 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2007	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer

3